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Exhibit 11.1 Statement Re: Per-Share Earnings

                                                Three Month Period
                                                  Ended June 30
                                               ---------------------
                                                 1996        1995
                                               ---------------------
Average shares and common stock
  equivalents outstanding                      6,397,012   3,852,352
Net effect of dilutive stock options
  based on the treasury stock method              29,083      28,666
                                               ---------------------
                                               6,426,096   3,881,018
                                               =====================
Net income                                     $ 177,275   $ 597,273
                                               =====================
Extraordinary loss                             $ 989,376   $   -
                                               =====================
Per common and common equivalent share:
  Income before extraordinary loss             $     .18   $     .15
  Extraordinary loss                                (.15)      -
                                               ---------------------
Net income                                     $     .03   $     .15
                                               =====================


                                                 Six Month Period
                                                   Ended June 30
                                               ---------------------
                                                 1996        1995
                                               ---------------------
Average shares and common stock
  equivalents outstanding                      5,130,905   3,852,272
Net effect of dilutive stock options
  based on the treasury stock method              29,389      29,389
                                               ---------------------
                                               5,160,294   3,881,661
                                               =====================
Net income                                     $ 515,779   $ 940,662
                                               =====================
Extraordinary loss                             $ 989,376   $   -
                                               =====================
Per common and common equivalent share:
  Income before extraordinary loss             $     .29   $     .24
  Extraordinary loss                                (.19)      -
                                               ---------------------
Net income                                     $     .10   $     .24
                                               =====================